Exhibit 99.2

Company Contact:
BioSphere Medical, Inc.
Martin Joyce
Chief Financial Officer
(781) 681-7925

Biosphere Medical Appoints Gary M. Saxton As Vice President, Marketing and Sales

ROCKLAND, Mass. – NOVEMBER 23, 2004 – BioSphere Medical, Inc. (NASDAQ: BSMD), today announced that Gary M. Saxton has joined the company as Vice President, Marketing and Sales. Mr. Saxton will lead the company’s marketing and sales efforts to grow its core embolotherapy business. “Gary has broad skills and a global perspective, develops pragmatic, customer-focused strategies, and executes well,” said Richard Faleschini, BioSphere Medical’s President and Chief Executive Officer. “I look forward to having Gary on our management team, and for BioSphere to benefit from his drive and commitment to successfully commercialize innovative products which achieve excellent clinical outcomes and high patient satisfaction.”

Mr. Saxton was previously a strategy consultant in the medical device industry. Prior to consulting, he was the Vice President of Sales and Marketing at Symphonix Devices, Inc., and the Vice President of Marketing at CardioGenesis Corporation, both publicly-traded medical device companies. Mr. Saxton also held several marketing and strategy positions within Medtronic, Inc., both in the U.S. and Japan, including Director, Strategic Plan and Market Development Manager. He began his private sector career with IBM Corporation in a variety of sales, marketing and finance roles. Before IBM, he served as a Captain in the U.S. Army. Mr. Saxton holds a BS degree from the United States Military Academy and an MBA from Harvard University.

About BioSphere Medical, Inc.

BioSphere Medical, Inc., based in Rockland, Massachusetts, is a medical device company focused on applying its proprietary microsphere technology to medical applications using embolotherapy techniques. The Company’s core technologies, patented bio-engineered polymers and manufacturing methods, are used to produce miniature spherical beads with uniquely beneficial properties for a variety of medical applications. The Company’s principal focus is the treatment of symptomatic uterine fibroids using a procedure called uterine fibroid embolization, or UFE. The Company’s products have already begun to gain wide acceptance in this rapidly emerging procedure as well as in a number of other new and established medical treatments. The Company’s strategy is two fold. First, it is seeking to grow the embolotherapy business worldwide, specifically the UFE procedure, by increasing awareness of availability of this procedure. Second, it is seeking to maintain its current technology leadership by introducing new products and product improvements, both through internally developed and externally acquired technologies that improve and broaden the use of embolotherapy techniques.

BioSphere Medical has received clearance in many countries, including the United States, Canada, Australia and the European Community, which allow the Company to sell its products for use in general embolization procedures, including uterine fibroid embolization.

Cautionary Statement Regarding Forward-Looking Statements - This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements as to the Company’s decision with respect to an appeal of the judgment and the charges the Company expects to incur in the fourth quarter. The Company uses words such as “plans,” “seeks,” “projects,” “believes,” “may,” “anticipates,” “expects,” “estimates,” “should” and similar expressions to identify these forward-looking statements. These statements are subject to risks and uncertainties and are based upon the Company’s beliefs and assumptions. There are a number of important factors that may affect the Company’s actual performance and results and the accuracy of its forward-looking statements, many of which are beyond the Company’s control and are difficult to predict. These important factors include, without limitation, risks relating to: changes in its expectations with respect to the claims brought by Terumo Europe, N.V.; the failure of the Company and its distributors to successfully market and sell the Company’s products; the failure of the Company to achieve or maintain necessary regulatory approvals, either in the United States or internationally, with respect to the manufacture and sale of its products and product candidates; the failure of the Company to successfully develop, commercialize and achieve widespread market acceptance of the Embosphere® Microspheres and EmboGold™ Microsphere technologies; risks relating to the Company’s ability to obtain and maintain patent and other proprietary protection for its products; the absence of or delays and cancellations of, product orders; delays, difficulties or unanticipated costs in the introduction of new products; competitive pressures; the inability of the Company to raise additional funds in the near term to finance the development, marketing, and sales of its products; and general economic conditions. These risk factors are further described in the section titled “Certain Factors That May Affect Future Results of Operations” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, as filed by the Company with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s estimates as of the date of this release. The Company anticipates that subsequent events and developments may cause its forward-looking statements to change. The Company specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances after the date of this press release.